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                                                                   Exhibit 10(a)

                                 PERRIGO COMPANY
                          2003 LONG-TERM INCENTIVE PLAN

                        AS AMENDED AS OF FEBRUARY 7, 2007

SECTION 1. PURPOSE. The purposes of the Perrigo Company 2003 Long-Term Incentive Plan (the "Plan") are to encourage employees, directors and other persons providing significant services to Perrigo Company and its subsidiaries to acquire a proprietary and vested interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company's future success and prosperity, thus enhancing the value of the Company for the benefit of share owners, and to enhance the ability of the Company to attract and retain individuals of exceptional managerial talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depends. The amended and restated Plan shall be effective as of February 7, 2007 and shall apply to Awards granted on or after such effective date.

SECTION 2. DEFINITIONS. As used in the Plan, the following terms shall have the meanings set forth below:

      (a) "Acquiring Person" means any person (any individual, firm, corporation or other entity) who or which, together with all Affiliates and Associates, has acquired or obtained the right to acquire the beneficial ownership of fifty percent (50%) or more of the Shares then outstanding.

      (b) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

      (c) "Award" shall mean any Option, Stock Appreciation Right, Restricted Share Award, Performance Share, Performance Unit, Other Stock Unit Award, or any other right, interest, or option relating to Shares or other securities of the Company granted pursuant to the provisions of the Plan.

      (d) "Award Agreement" shall mean any written agreement, contract, or other instrument or document evidencing any Award granted by the Committee hereunder and signed by both the Company and the Participant.

      (e) "Beneficiary" means the person or persons to whom an Award is transferred by his or her will or by the laws of descent and distribution of the state in which the Participant resided at the time of his or her death.

      (f) "Board" shall mean the Board of Directors of Perrigo Company.

      (g) "Cause" shall mean any of the following events, as determined by the
Committee:

            (1) The commission of an act which, if proven in a court of law, would constitute a felony violation under applicable criminal laws;

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            (2) A breach of any material duty or obligation imposed upon the
      Participant by the Company;

            (3) Divulging the Company's confidential information, or breaching or causing the breach of any confidentiality agreement to which the Participant or the Company is a party;

            (4) Engaging or assisting others to engage in business in competition with the Company;

            (5) Refusal to follow a lawful order of the Participant's superior or other conduct which the Board or the Committee determines to represent insubordination on the part of the Participant; or

            (6) Other conduct by the Participant which the Board or the Committee, in its discretion, deems to be sufficiently injurious to the interests of the Company to constitute cause.

      (h) A "Change in Control" shall occur when (i) any Acquiring Person (other than (A) the Company, (B) any employee benefit plan of the Company or any Trustee of or fiduciary with respect to any such plan when acting in such capacity, or (C) any person who, on the Effective Date of the Plan, is an Affiliate of Perrigo Company and owning in excess of ten percent (10%) of the outstanding Shares of Perrigo Company and the respective successors, executors, legal representatives, heirs and legal assigns of such person), alone or together with its Affiliates and Associates, has acquired or obtained the right to acquire the beneficial ownership of fifty percent (50%) or more of the Shares then outstanding, or (ii) Continuing Directors no longer constitute a majority of the Board.

      (i) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

      (j) "Committee" shall mean the Compensation Committee of the Board, composed of no fewer than three directors, each of whom is a Non-Employee Director, an "outside director" within the meaning of Section 162(m) of the Code and an "independent director" within the meaning of applicable standards of the National Association of Securities Dealers, Inc. ("NASD") or any national securities exchange upon which the Shares are traded.

      (k) "Company" shall mean Perrigo Company, its subsidiaries and/or Affiliates.

      (l) "Continuing Director" means any person who was a member of the Board on the Effective Date of the Plan, and any new director thereafter elected by the shareholders or appointed by the Board, provided such new director's election or nomination for election by the Company's shareholders was approved by a majority of directors who were either directors on the Effective Date or whose election or nomination for election was previously so approved.

      (m) "Covered Employee" shall mean a "covered employee" within the meaning of Section 162(m)(3) of the Code.

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      (n) "Disability" means, with respect to an Employee, disability as defined under the Company's long term disability insurance plan under which such Employee is then covered and, with respect to any other Participant, has the meaning set forth in Section 22(e)(3) of the Code, as determined by the Committee in its sole discretion.

      (o) "Effective Date" shall have the meaning set forth in Section 16 hereof.

      (p) "Employee" shall mean any employee of the Company or of any Affiliate.

      (q) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

      (r) "Fair Market Value" shall mean (i) with respect to a Share, the last reported sale price of a Share on the date of determination, or on the most recent date on which the Share is traded prior to that date, as reported on the Nasdaq National Market, and (ii) with respect to any other property, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

      (s) "Incentive Stock Option" shall mean an Option granted under Section 6 hereof that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto. Only Employees may be awarded Incentive Stock Options.

      (t) "Involuntary Termination for Economic Reasons" means that the Participant's Termination Date occurs due to involuntary termination of employment by the Company by reason of a corporate restructuring, a disposition or acquisition of a business or facility, or a downsizing or layoff, as determined by the Company's Chief Executive Officer, in his sole discretion, or by the Committee in the case of a Participant subject to Section 16 of the Exchange Act.

      (u) "Non-Employee Directors" shall mean individuals who qualify as such within the meaning of Rule 16b-3 under the Exchange Act (or any successor definition thereto).

      (v) "Nonstatutory Stock Option" shall mean an Option granted under Section 6 hereof that is not intended to be an Incentive Stock Option.

      (w) "Option" shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

      (x) "Other Stock Unit Awards" shall mean Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property, other than Awards which are Options, Stock Appreciation Rights, Restricted Share Awards, Performance Shares or Performance Units.

      (y) "Participant" shall mean an Employee or director of, or a consultant or other person providing significant services to, the Company who is selected by the Committee to receive an Award under the Plan.

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      (z) "Performance Award" shall mean any Award of Performance Shares or
Performance Units pursuant to Section 9 hereof.

      (aa) "Performance Period" shall mean that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

      (bb) "Performance Share" shall mean any grant pursuant to Section 9 hereof of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Shares, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

      (cc) "Performance Unit" shall mean any grant pursuant to Section 9 hereof of a unit valued by reference to a designated amount of property other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Shares, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

      (dd) "Person" shall mean any individual, corporation, partnership, association, joint-stock company, Company, unincorporated organization, limited liability company, other entity or government or political subdivision thereof.

      (ee) "Prior Stock Plans" shall mean the Perrigo Company Employee Stock Option Plan, the Perrigo Company Non-Qualified Stock Option Plan for Directors, the Perrigo Company Restricted Stock Plan for Directors, and the Perrigo Company Restricted Stock Plan for Directors II.

      (ff) "Restricted Share" shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge, or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including, without limitation, any restriction on the right to vote such Share, and the right to receive any cash dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

      (gg) "Restricted Share Award" shall mean an award of Restricted Shares under Section 8 hereof.

      (hh) "Retirement" means a Participant's Termination Date which occurs (i) pursuant to a voluntary early retirement program approved by the Board or the Committee, (ii) after attaining age 65, or (iii) after attaining age 60 with ten or more years of service with the Company. For this purpose, a year of service shall be a completed 12-month period of service beginning on the first day of the Participant's service with the Company or an anniversary of such date.

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      (ii) "Shares" shall mean shares of common stock, without par value, of
Perrigo Company and such other securities of the Company as the Committee may from time to time determine.

      (jj) "Stock Appreciation Right" shall mean any right granted to a Participant pursuant to Section 7 hereof to receive, upon exercise by the Participant, the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the right on the date of grant, or if granted in connection with an outstanding Option on the date of grant of the related Option, as specified by the Committee in its sole discretion, which shall not be less than the Fair Market Value of one Share on such date of grant of the right or the related Option, as the case may be. Any payment by the Company in respect of such right may be made in cash, Shares, other property, or any combination thereof, as the Committee, in its sole discretion, shall determine.

      (kk) "Ten Percent Shareholder" means a person who owns (after taking into account the attribution rules of Section 424(b) of the Code or any successor provision thereto) more than 10% of the combined voting power of all classes of shares beneficial interest of the Company.

      (ll) "Termination Date" means the date that a Participant both ceases to be an Employee or director and ceases to perform any material services for the Company, including, but not limited to, advisory or consulting services or services as a member of the Board. Unless otherwise determined by the Committee in its sole discretion, for purposes of the Plan, an Employee shall be considered to have a Termination Date if his or her employer ceases to be an Affiliate, even if he or she continues to be employed by such employer.

SECTION 3. ADMINISTRATION.

      (a) AUTHORITY OF COMMITTEE. The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Participants to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Award to be granted to each Participant hereunder; (iii) determine the number of Shares to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property or canceled or suspended; (vi) determine whether, to what extent and under what circumstances cash, Shares and other property and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the Participant; (vii) interpret and administer the Plan and any instrument or agreement entered into under the Plan; (viii) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. Decisions of the Committee shall be final, conclusive and binding upon all persons, including the Company, any Participant, any shareholder, and any Employee, director or consultant of the Company or of any Affiliate.

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      (b) DELEGATION. The Committee may delegate to the Company's Chief
Executive Officer the authority to grant Awards to Participants, other than Participants who are subject to Section 16 of the Exchange Act, and to determine the terms and conditions of such Awards, subject to the limitations of the Plan and such other limitations and guidelines as the Committee may deem appropriate.

SECTION 4.        DURATION OF, AND SHARES SUBJECT TO PLAN.

      (a) TERM. The Plan shall remain in effect until terminated by the Board, provided, however, that no Incentive Stock Option may be granted more than ten
(10) years after the Effective Date of the Plan.

      (b) SHARES SUBJECT TO THE PLAN. The maximum number of Shares in respect for which Awards may be granted under the Plan, subject to adjustment as provided in Section 4(c) of the Plan, is (i) 2,500,000 Shares, plus (ii) the number of Shares that remain available for issuance as of the Effective Date under the Prior Stock Plans (including Shares underlying outstanding awards under the Prior Stock Plans that are forfeited, terminated, expire unexercised or are otherwise settled without the delivery of Shares on and after the Effective Date). No further awards shall be made under the Prior Stock Plans on and after the Effective Date. No Participant may be granted Awards in any one calendar year with respect to more than 400,000 Shares.

For the purpose of computing the total number of Shares available for Awards under the Plan, there shall be counted against the foregoing limitations the number of Shares subject to issuance upon exercise or settlement of Awards as of the dates on which such Awards are granted. The Shares which were previously subject to Awards shall again be available for Awards under the Plan if any such Awards are forfeited, terminated, expire unexercised, settled in cash or exchanged for other Awards (to the extent of such forfeiture or expiration of such Awards), or if the Shares subject thereto can otherwise no longer be issued. Further, any Shares which are used as full or partial payment to the Company by a Participant of the purchase price of Shares upon exercise of an Option shall again be available for Awards under the Plan. The number of Shares that are forfeited, expire unexercised or are otherwise settled without the delivery of Shares under the Prior Stock Plans on and after the Effective Date shall again be available for Awards under this Plan.

Shares which may be issued under the Plan may be either authorized and unissued shares or issued shares which have been reacquired by the Company. No fractional shares shall be issued under the Plan.

      (c) CHANGES IN SHARES. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, spin off or similar transaction or other change in corporate structure affecting the Shares, such adjustments and other substitutions shall be made to the Plan and to Awards as the Committee in its sole discretion deems equitable or appropriate, including without limitation such adjustments in the aggregate number, class and kind of Shares which may be delivered under the Plan, in the aggregate or to any one Participant, in the number, class, kind and option or exercise price of Shares subject to outstanding Options, Stock Appreciation Rights or other Awards granted under

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the Plan, and in the number, class and kind of Shares subject to, Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate in its sole discretion, provided that the number of Shares or other securities subject to any Award shall always be a whole number.

SECTION 5. ELIGIBILITY. Any Employee, director, consultant or other person providing material services to the Company shall be eligible to be selected as a Participant.

SECTION 6. STOCK OPTIONS. Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option granted under the Plan shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve. Any such Option shall be subject to the following terms and conditions and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable:

      (a) OPTION PRICE. The purchase price per Share purchasable under an Option shall be determined by the Committee in its sole discretion; provided that (i) such purchase price shall not be less than the Fair Market Value of the Share on the date of the grant of the Option, and (ii) such purchase price for an Incentive Stock Option granted to a Ten Percent Shareholder shall be not less than 110% of the Fair Market Value of the Share on the date of grant of the Option.

      (b) OPTION PERIOD. The term of each Option shall be fixed by the Committee in its sole discretion; provided that (i) no Incentive Stock Option shall be exercisable after the expiration of ten years from the date the Option is granted, and (ii) no Incentive Stock Option granted to a Ten Percent Shareholder shall be exercisable after the expiration of five years from the date the Option is granted.

      (c) EXERCISABILITY. Options shall be exercisable at such time or times as determined by the Committee at or subsequent to grant. Unless otherwise determined by the Committee at or subsequent to grant, no Incentive Stock Option shall be exercisable during the year ending on the day before the first anniversary date of the granting of the Incentive Stock Option.

      (d) METHOD OF EXERCISE. Subject to the other provisions of the Plan and any applicable Award Agreement, any Option may be exercised by the Participant in whole or in part at such time or times, and the Participant may make payment of the option price in such form or forms, including, without limitation, payment by delivery of cash, Shares or other consideration (including, where permitted by law and the Committee, Awards) having a Fair Market Value on the exercise date equal to the total option price, or by any combination of cash, Shares and other consideration as the Committee may specify in the applicable Award Agreement.

      (e) INCENTIVE STOCK OPTIONS. In accordance with rules and procedures established by the Committee, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options held by any Participant which are exercisable for the first time by such Participant during any calendar year under the Plan (and

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under any other benefit plans of the Company or of any parent or subsidiary corporation of the Company) shall not exceed $100,000 or, if different, the maximum limitation in effect at the time of grant under Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder. The terms of any Incentive Stock Option granted hereunder shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder. An Incentive Stock Option must be exercised within three months following the Participant's termination of employment with the Company, or within twelve months if such termination is by reason of death or Disability. If for any reason an Option intended to be an Incentive Stock Option fails to satisfy the requirements of
Section 422 of the Code, such Option will automatically convert to a Nonstatutory Stock Option.

      (f) REPRICING. Except for adjustments pursuant to Section 4(c) (relating to adjustments to shares), the purchase price for any outstanding Option granted under the Plan may not be decreased after the date of grant nor may an outstanding Option granted under the Plan be surrendered to the Company as consideration for the grant of a new Option with a lower exercise price, without the approval of the Company's shareholders.

SECTION 7. STOCK APPRECIATION RIGHTS. Stock Appreciation Rights may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan and may, but need not, relate to a specific Option granted under
Section 6. The provisions of Stock Appreciation Rights need not be the same with respect to each recipient. Any Stock Appreciation Right related to a Nonstatutory Stock Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option. Any Stock Appreciation Right related to an Incentive Stock Option must be granted at the same time such Option is granted, and may be exercised only if and when the Fair Market Value of the Shares subject to the Incentive Stock Option exceeds the aggregate purchase price for the Option. In the case of any Stock Appreciation Right related to any Option, the Stock Appreciation Right or applicable portion thereof shall terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a Stock Appreciation Right granted with respect to less than the full number of Shares covered by a related Option shall not be reduced until the exercise or termination of the related Option exceeds the number of shares not covered by the Stock Appreciation Right. Any Option related to any Stock Appreciation Right shall no longer be exercisable to the extent the related Stock Appreciation Right has been exercised. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it shall deem appropriate.

SECTION 8. RESTRICTED SHARES.

      (a) ISSUANCE. Restricted Share Awards may be issued hereunder to Participants, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The provisions of Restricted Share Awards need not be the same with respect to each recipient.

      (b) REGISTRATION. Any Restricted Shares issued hereunder may be evidenced in such manner as the Committee in its sole discretion shall deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event

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any stock certificate is issued in respect of Restricted Shares awarded under the Plan, such certificate shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award.

      (c) FORFEITURE. Except as set forth in Section 11 or otherwise determined by the Committee at the time of grant, upon a Participant's Termination Date for any reason during the restriction period, all Restricted Shares still subject to restriction shall be forfeited by the Participant and reacquired by the Company; provided that the Committee may, in its sole discretion, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to such Participant's Restricted Shares, except for Restricted Share Awards that are intended to comply with the performance-based compensation requirements of Section 13. Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be issued to the grantee promptly after the period of forfeiture, as determined or modified by the Committee, shall expire.

SECTION 9. PERFORMANCE AWARDS. Performance Awards may be issued hereunder to Participants, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award. Except as provided in
Section 12, Performance Awards will be distributed only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, other property or any combination thereof, in the sole discretion of the Committee at the time of payment. The performance levels to be achieved for each Performance Period and the amount of the Award to be distributed shall be conclusively determined by the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom and the time or times at which such Awards shall be made, and all other conditions of the Awards. The provisions of Performance Awards need not be the same with respect to each recipient.

SECTION 10. OTHER STOCK UNIT AWARDS.

      (a) STOCK AND ADMINISTRATION. Other Stock Unit Awards may be granted hereunder to Participants, either alone or in addition to other Awards granted under the Plan. Other Stock Unit Awards may be paid in Shares, other securities of the Company, cash or any other form of property as the Committee shall determine. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom and the time or times at which such Awards shall be made, the number of shares of Stock to be granted pursuant to such Awards, and all other conditions of the Awards. The provisions of Other Stock Unit Awards need not be the same with respect to each recipient.

      (b) TERMS AND CONDITIONS. Shares (including securities convertible into Shares) granted under this Section 10 may be issued for no cash consideration or for such minimum consideration as may be required by applicable law; Shares (including securities convertible into Shares) purchased pursuant to a purchase right awarded under this Section 10 shall be purchased for such consideration as the Committee shall in its sole discretion determine,

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which shall not be less than the Fair Market Value of such Shares or other securities as of the date such purchase right is awarded.

SECTION 11. EFFECT OF TERMINATION DATE.

The Committee shall have the discretion to establish terms and conditions relating to the effect of the Participant's Termination Date on Awards under the Plan. Unless the Committee determines otherwise with respect to any individual Award, the following provisions shall apply to Options, Stock Appreciation Rights and Restricted Shares on a Participant's Termination Date.

      (a) DEATH, DISABILITY, RETIREMENT. If the Participant's Termination Date occurs for reasons of death, Disability or Retirement, (i) the restriction period with respect to any Restricted Shares shall lapse, and (ii) the Participant's outstanding Options and Stock Appreciation Rights shall immediately vest in full and may thereafter be exercised in whole or in part by the Participant (or the duly appointed fiduciary of the Participant's estate or Beneficiary in the case of death, or conservator of the Participant's estate in the case of Disability) at any time prior to the expiration of the respective terms of the Options or Stock Appreciation Rights, as applicable.

      (b) INVOLUNTARY TERMINATION FOR ECONOMIC REASONS. If the Participant's Termination Date occurs by reason of Involuntary Termination for Economic Reasons, the Participant may exercise his or her Options and Stock Appreciation Rights, to the extent vested, at any time prior to the earlier of (i) the date which is 30 days after the date which is 24 months after such Termination Date, or (ii) the expiration of the respective terms of the Options or Stock Appreciation Rights. Any Options, Stock Appreciation Rights or Restricted Shares which are not vested at such Termination Date, but are scheduled to vest during the 24 month period following the Termination Date, shall continue to vest during such 24 month period according to the vesting schedule in effect prior to such Termination Date as if the Participant had continued to provide services to the Company during the 24 month period. Any Options, Stock Appreciation Rights and Restricted Shares which are not scheduled to vest during such 24 month period will be forfeited on the Termination Date.

      If the Participant dies after the Termination Date while his or her Options or Stock Appreciation Rights remain exercisable under this paragraph
(b), the duly appointed fiduciary of the Participant's estate or his or her Beneficiary may exercise the Options and Stock Appreciation Rights (to the extent that such Options and Stock Appreciation Rights were vested and exercisable prior to death), at any time prior to the later of the date which is
(i) 30 days after the date which is 24 months after the Participant's Termination Date, or (ii) 12 months after the date of death, but in no event later than the expiration of the respective terms of the Options and Stock Appreciation Rights.

      (c) TERMINATION DATE FOR CAUSE. If the Participant's Termination Date occurs for reasons of Cause, at the time such notice of termination is given by the Company (i) any Restricted Shares subject to a restriction period shall be forfeited, and (ii) the Participant's right to exercise his or her Options and Stock Appreciation Rights shall terminate. If within 60 days of a Participant's Termination Date the Company discovers circumstances which would have permitted it to terminate the Participant's employment or service for Cause, such

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Termination Date shall be deemed to have occurred for reasons of Cause. Any
Shares, cash or other property paid or delivered to the Participant under the Plan within 60 days of such Termination Date shall be forfeited and the Participant shall be required to repay such amount to the Company.

      (d) OTHER TERMINATION OF EMPLOYMENT OR SERVICE. In the event the Participant's Termination Date occurs for reasons other than described in the foregoing provisions of this Section 11, the Participant shall have the right to exercise his or her Options and Stock Appreciation Rights at any time prior to the earlier of (i) the date which is three months after such Termination Date, or (ii) the expiration date of the respective terms of the Options or Stock Appreciation Rights, as applicable, but only to the extent such Option or Stock Appreciation Right, as applicable, was vested prior to such Termination Date. Any Options or Stock Appreciation Rights which are not vested at such Termination Date shall be forfeited on the Termination Date.

      If the Participant dies after the Termination Date while his or her Options or Stock Appreciation Rights remain exercisable under this paragraph
(d), the duly appointed fiduciary of the Participant's estate or his or her Beneficiary may exercise the Options or Stock Appreciation Rights (to the extent that such Options or Stock Appreciation Rights were vested and exercisable prior to death), at any time prior to the earlier of (i) 12 months after the date of death, or (ii) the expiration of the respective terms of the Options or Stock Appreciation Rights, as applicable.

SECTION 12. CHANGE IN CONTROL PROVISIONS.

Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control:

      (a) Any Options and Stock Appreciation Rights outstanding as of the date such Change in Control is determined to have occurred, and which are not then exercisable and vested, shall become fully exercisable and vested.

      (b) The restrictions and deferral limitations applicable to any Restricted Shares shall lapse, and such Restricted Shares shall become free of all restrictions and limitations and become fully vested and transferable.

      (c) All Performance Awards shall be considered to be earned and payable in full, and any deferral or other restriction shall lapse and such Performance Awards shall be immediately settled or distributed.

      (d) The restrictions and deferral limitations and other conditions applicable to any Other Stock Unit Awards or any other Awards shall lapse, and such Other Stock Unit Awards or such other Awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant.

      (e) In addition to the foregoing, the Committee may take any one or more of the following actions with respect to any or all Awards that were granted on or after February 7, 2007, without the consent of any Participant:

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

            (1) The Committee may require that Participants surrender outstanding Options and Stock Appreciation Rights in exchange for one or more payments by the Company, in cash or Shares as determined by the Committee, equal to the amount, if any, by which the then Fair Market Value of the Shares subject to the Participant's unexercised Options and Stock Appreciation Rights exceeds the purchase price. Payment shall be made on such terms as the Committee determines.

            (2) After giving Participants an opportunity to exercise their outstanding Options and Stock Appreciation Rights, the Committee may terminate any or all unexercised Options and Stock Appreciation Rights at such time as the Committee deems appropriate.

            (3) The Committee may determine that any Awards that remain outstanding after the Change in Control shall be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation).

            (4) Any such surrender, termination or conversion shall take place as of the date of the Change in Control or such other date as the Committee may specify.

SECTION 13. CODE SECTION 162(M) PROVISIONS.

      (a) Notwithstanding any other provision of this Plan, if the Committee determines at the time any Restricted Shares, Performance Awards or Other Stock Unit Awards are granted to a Participant that such Participant is, or is likely to be at the time he or she recognizes income for federal income tax purposes in connection with such Award, a Covered Employee, then the Committee may provide that this Section 13 is applicable to such Award.

      (b) If an Award is subject to this Section 13, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of one or any combination of the following: specified levels of earnings per share from continuing operations, funds from operations, operating income, revenues, gross margin, return on operating assets, return on equity, economic value added, share price appreciation, total shareholder return (measured in terms of share price appreciation and dividend growth), or cost control, of the Company or the Affiliate or division of the Company for or within which the Participant is primarily employed. Such performance goals also may be based upon the attaining specified levels of Company performance under one or more of the measures described above relative to the performance of other corporations. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of,
Section 162(m) of the Code and the regulations thereunder.

      (c) Notwithstanding any provision of this Plan other than Section 12, with respect to any Award that is subject to this Section 13, the Committee may not adjust upwards the amount payable pursuant to such Award, nor may it waive the achievement of the applicable performance goals except in the case of the death or disability of the Participant.

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      (d) The Committee shall have the power to impose such other restrictions on Awards subject to this Section 13 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for "performance-based compensation" within the meaning of Section 162(m)(4)(B) of the Code or any successor thereto.

SECTION 14. AMENDMENTS AND TERMINATION.

The Board may amend, alter or discontinue the Plan at any time; provided, however, no amendment, alteration, or discontinuation shall be made that would impair the rights of an optionee or Participant under an Award theretofore granted, without the optionee's or Participant's consent; provided, further that, any amendment that would (i) except as is provided in Section 4(c) of the Plan, increase the total number of shares reserved for the purpose of the Plan,
(ii) change the employees or class of employees eligible to participate in the Plan, (iii) change the minimum purchase price for any Option below the minimum price set forth in Section 6(a) of the Plan, or (iv) materially (within the meaning of rules of NASD) change the terms of the Plan, shall not be effective without the approval of Perrigo Company's shareholders.

The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively; provided, that no such amendment shall impair the rights of any Participant without his or her consent.

SECTION 15. GENERAL PROVISIONS.

      (a) Unless the Committee determines otherwise with respect to an Award other than an Incentive Stock Option, no Award, and no Shares subject to Awards described in Section 10 which have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, except by will or by the laws of descent and distribution; provided that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary to exercise the rights of the Participant with respect to any Award upon the death of the Participant. Unless the Committee determines otherwise, each Award shall be exercisable, during the Participant's lifetime, only by the Participant or, if permissible under applicable law, by the Participant's guardian or legal representative. Notwithstanding the foregoing, subject to such rules as the Committee may establish, a Nonstatutory Stock Option may be transferred by a Participant during his or her lifetime to a trust, partnership or other entity established for the benefit of the Participant and his or her immediate family which, for purposes of the Plan, shall mean those persons who, at the time of such transfer, would be entitled to inherit part or all of the estate of the Participant under the laws of intestate succession then in effect in the state in which the Participant resides if the Participant had died on such transfer date without a will.

      (b) Subject to the provisions of Section 6(b) and Section 7, the term of each Award shall be for such period of months or years from the date of its grant as may be determined by the Committee.

      (c) No Employee or Participant shall have any claim to be granted any Award under the Plan nor to remain in the employment or service of the Company and there is no obligation for uniformity of treatment of Employees or Participants under the Plan. The Committee may, in

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

its sole discretion, condition eligibility for an Award on the execution of a noncompete or similar-type agreement.

      (d) The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have executed an agreement or other instrument evidencing the Award and delivered a fully executed copy thereof to the Company, and otherwise complied with the then applicable terms and conditions.

      (e) Except as provided in Section 13, the Committee shall be authorized to make adjustments in Performance Award criteria or in the terms and conditions of other Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry it into effect. In the event the Company shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of another corporation or business entity, the Committee may, in its discretion, make such adjustments in the terms of Awards under the Plan as it shall deem appropriate.

      (f) The Committee shall have full power and authority to determine whether, to what extent and under what circumstances any Award shall be canceled or suspended.

      (g) All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, NASD, any stock exchange upon which the Shares are then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

      (h) The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred. Subject to the provisions of this Plan and any Award Agreement, the recipient of an Award (including, without limitation, any deferred Award) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, interest or dividends, or interest or dividend equivalents, with respect to the number of shares covered by the Award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested.

      (i) Except as otherwise required in any applicable Award Agreement or by the terms of the Plan, recipients of Awards under the Plan shall not be required to make any payment or provide consideration other than the rendering of services.

      (j) The Company shall be authorized to withhold from any Award granted or payment due under the Plan the amount of any withholding taxes due in respect of an Award or payment hereunder and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Committee shall be

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

authorized to establish procedures for election by Participants to satisfy such withholding taxes by delivery of, or directing the Company to retain, Shares.

      (k) Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is otherwise required; and such arrangements may be either generally applicable or applicable only in specific cases.

      (l) The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Michigan and applicable Federal law.

      (m) If any provision of this Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

      (n) Awards may be granted to Employees, directors or consultants of the Company or Affiliates who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company's obligation with respect to tax equalization for Participants on assignments outside their home country.

SECTION 16. EFFECTIVE DATE OF PLAN. The Plan shall be effective on the date that it is approved by the Company's stockholders (the "Effective Date").

SECTION 17. TERM OF PLAN. No Award shall be granted pursuant to the Plan after 10 years from the Effective Date, but any Award theretofore granted may extend beyond that date.

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